Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES

	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
September 17, 2014	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
William Lyon Homes and	File No. 051237-0021

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to William Lyon Homes, a Delaware corporation (“Parent”), and William Lyon Homes, Inc., a California corporation (“California Lyon”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $600,000,000 offering price of (i) shares of Parent’s Class A common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of Parent’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of Parent’s debt securities (“Parent Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between Parent and U.S. Bank National Association (the “Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of Parent, in each case establishing the terms of each such series (collectively, the “Parent Indenture”), (iv) one or more series of California Lyon’s debt securities (the “California Lyon Debt Securities,” and, together with the Parent Debt Securities, the “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between California Lyon and the Trustee, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of California Lyon, in each case establishing the terms of each such series (collectively, the “California Lyon Indenture,” and, together with the Parent Indenture, the “Indentures”), (v) guarantees of the Parent Debt Securities (the “Parent Guarantees”) by California Lyon or one or more of the guarantors identified in Exhibit A hereto (the “Specified Guarantors,” and collectively with California Lyon, the “Parent Guarantors”) to be issued pursuant to the Parent Indenture and (vi) guarantees of the California Lyon Debt Securities (the “California Lyon Guarantees,” and, together with the Parent Guarantees, the “Guarantees”) by Parent or one or more of the Specified Guarantors (collectively, the “California Lyon Guarantors,” and, together with the Parent Guarantors, the “Guarantors”). The Common Stock, Preferred Stock, Debt Securities and Guarantees, plus any additional Common Stock, Preferred Stock, Debt Securities and Guarantees that may be registered pursuant to any subsequent registration statement that Parent or California Lyon may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by Parent or California Lyon contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Parent, California Lyon, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the California Corporations Code and the California Revised Uniform Limited Liability Company Act, as applicable, and with respect to the opinions set forth in paragraphs 3 and 4 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of Parent, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under Parent’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and (b) authorized by the board of directors of Parent in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Parent will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and authorized by all necessary corporate action of Parent, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation and (b) authorized by the board of directors of Parent in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Parent will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

3. When the Parent Indenture has been duly authorized, executed and delivered by all necessary corporate action of Parent, and when the specific terms of a particular series of Parent Debt Securities have been duly established in accordance with the terms of the Parent Indenture and authorized by all necessary corporate action of Parent, and such Parent Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Parent Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Parent Debt Securities will be the legally valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, and when the specific terms of a particular Parent Guarantee of such series of Parent Debt Securities by a Parent Guarantor have been duly established in accordance with such Parent Indenture and authorized by all necessary corporate, limited liability company or partnership action of such Parent Guarantor, as applicable, and when a supplement to the Parent Indenture providing for such Parent Guarantee has been duly authorized by all necessary corporate, limited liability company or partnership action of such Parent Guarantor, as applicable, and when such Parent Guarantee has been duly executed, issued and delivered in accordance with the Parent Indenture and such supplement to the Parent Indenture and in the manner contemplated by the applicable Prospectus and such corporate, limited liability company or partnership action, as applicable, such Parent Guarantee will be a legally valid and binding obligation of such Parent Guarantor, enforceable against such Parent Guarantor in accordance with its terms.

4. When the California Lyon Indenture has been duly authorized, executed and delivered by all necessary corporate action of California Lyon, and when the specific terms of a particular series of California Lyon Debt Securities have been duly established in accordance with the terms of the California Lyon Indenture and authorized by all necessary corporate action of California Lyon, and such California Lyon Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the California Lyon Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such California Lyon Debt Securities will be the legally valid and binding obligations of California Lyon, enforceable against California Lyon in accordance with their terms, and when the specific terms of a particular California Lyon Guarantee of such series of California Lyon Debt Securities by a California Lyon Guarantor have been duly established in accordance with such California Lyon Indenture and authorized by all necessary corporate, limited liability company or partnership action of such California Lyon Guarantor, as applicable, and when a supplement to the California Lyon Indenture providing for such California Lyon Guarantee has been duly authorized by all necessary corporate, limited liability company or partnership action of such California Lyon Guarantor, as applicable, and when such California Lyon Guarantee has been duly executed, issued and delivered in accordance with the California Lyon Indenture and such supplement to the California Lyon Indenture and in the manner contemplated by the applicable Prospectus and such corporate, limited liability company or partnership action, as applicable, such California Lyon Guarantee will be a legally valid and binding obligation of such California Lyon Guarantor, enforceable against such California Lyon Guarantor in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (o) provisions purporting to make a guarantor primarily liable rather than as a surety, (p) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities and the Guarantees and the Indentures governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than Parent, California Lyon and the Guarantor parties thereto, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Exhibit A

Specified Guarantors

1.	California Equity Funding, Inc., a California corporation

2.	PH-LP Ventures, a California corporation

3.	Duxford Financial, Inc., a California corporation

4.	Sycamore CC, Inc., a California corporation

5.	Presley CMR, Inc., a California corporation

6.	PH-Rielly Ventures, a California corporation

7.	HSP Inc., a California corporation

8.	PH Ventures-San Jose, a California corporation

9.	Presley Homes, a California corporation

10.	WLH Enterprises, a California general partnership

11.	Lyon East Garrison Company I, LLC, a California limited liability company

12.	Lyon Waterfront LLC, a Delaware limited liability company

13.	William Lyon Southwest, Inc., an Arizona corporation

14.	Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company

15.	Mountain Falls, LLC, a Nevada limited liability company

16.	Mountain Falls Golf Course, LLC, a Nevada limited liability company

17.	Polygon WLH LLC, a Delaware limited liability company

18.	Cascadian South L.L.C., an Oregon limited liability company

19.	460 Central, L.L.C., a Washington limited liability company

20.	Baseline Woods SFD I, L.L.C., a Washington limited liability company

21.	Baseline Woods SFD II, L.L.C., a Washington limited liability company

22.	Baseline Woods West, L.L.C., a Washington limited liability company

23.	Bethany Creek Falls, L.L.C., a Washington limited liability company

24.	Brownstone At Issaquah Highlands, L.L.C., a Washington limited liability company

25.	Bryant Heights, L.L.C., a Washington limited liability company

26.	Bull Mountain Ridge, L.L.C., a Washington limited liability company

27.	Calais At Villebois, L.L.C., a Washington limited liability company

28.	Cascadian King Company, L.L.C., a Washington limited liability company

29.	Cascara At Redmond Ridge, L.L.C., a Washington limited liability company

30.	Cedar Falls Way LLC, a Washington limited liability company

31.	Cornelius Pass Townhomes, L.L.C., a Washington limited liability company

32.	Edgewater Tualatin, L.L.C., a Washington limited liability company

33.	Grande Pointe At Villebois, L.L.C., a Washington limited liability company

34.	High Point III, L.L.C., a Washington limited liability company

35.	Highcroft at Sammamish, L.L.C., a Washington limited liability company

36.	Issaquah Highlands Investment Fund, L.L.C., a Washington limited liability company

37.	Les Bois At Villebois, L.L.C., a Washington limited liability company

38.	Mill Creek Terrace, L.L.C., a Washington limited liability company

39.	Murray & Weir SFD, L.L.C., a Washington limited liability company

40.	Orenco Woods SFD, L.L.C., a Washington limited liability company

41.	Peasley Canyon Homes, L.L.C., a Washington limited liability company

42.	PNW Cascadian Company, L.L.C., a Washington limited liability company

43.	Polygon At Brenchley Estates, L.L.C., a Washington limited liability company

44.	Polygon At Sunset Ridge, L.L.C., a Washington limited liability company

45.	Polygon At Villebois II, L.L.C., a Washington limited liability company

46.	Polygon At Villebois III, L.L.C., a Washington limited liability company

47.	Polygon At Villebois IV, L.L.C., a Washington limited liability company

48.	Polygon At Villebois V, L.L.C., a Washington limited liability company

49.	Polygon Northwest Company, L.L.C., a Washington limited liability company

50.	Polygon Paymaster, L.L.C., a Washington limited liability company

51.	Ridgeview Townhomes, L.L.C., a Washington limited liability company

52.	Riverfront MF, L.L.C., a Washington limited liability company

53.	Riverfront SF, L.L.C., a Washington limited liability company

54.	Silverlake Center, L.L.C., a Washington limited liability company

55.	Spanaway 230, L.L.C., a Washington limited liability company

56.	Sparrow Creek, L.L.C., a Washington limited liability company

57.	The Reserve At Maple Valley, L.L.C., a Washington limited liability company

58.	The Reserve At North Creek, L.L.C., a Washington limited liability company

59.	Twin Creeks At Cooper Mountain, L.L.C., a Washington limited liability company

60.	Viewridge At Issaquah Highlands, L.L.C., a Washington limited liability company

61.	W.R. Townhomes F, L.L.C., a Washington limited liability company